                                 AMENDMENT NO. 2
                        TO ACCOUNTING SERVICES AGREEMENT

Thrivent Financial for Lutherans and Thrivent Series Fund, Inc. hereby agree that, effective ___, 2005, the following new series shall be deemed Portfolios under terms of the Accounting Services Agreement dated April 1, 2003, between Thrivent Financial for Lutherans and Thrivent Series Fund, Inc.:

1. Thrivent Partner Mid Cap Value Portfolio

2. Thrivent Aggressive Allocation Portfolio

3. Thrivent Moderately Aggressive Allocation Portfolio

4. Thrivent Moderate Allocation Portfolio

5. Thrivent Moderately Conservative Allocation Portfolio

A revised Schedule B is attached hereto.

THRIVENT SERIES FUND, INC.


By
  -------------------------------
   Pamela J. Moret, President


THRIVENT FINANCIAL FOR LUTHERANS


By
  -------------------------------
   Bruce J. Nicholson, President
   and Chief Executive Officer


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                                   SCHEDULE B

Portfolio                                                          Fee
---------                                                          ---

Thrivent Partner Small Cap Growth Portfolio                        $  12,000
Thrivent Mid Cap Growth Portfolio II                               $  12,000
Thrivent Mid Cap Growth Portfolio                                  $  65,000
Thrivent Partner International Stock Portfolio                     $  60,000
Thrivent Partner All Cap Portfolio                                 $  16,000
Thrivent Large Cap Growth Portfolio                                $ 200,000
Thrivent Large Cap Growth Portfolio II                             $  12,000
Thrivent Partner Growth Stock Portfolio                            $  18,000
Thrivent Large Cap Value Portfolio                                 $  27,000
Thrivent High Yield Portfolio                                      $  90,000
Thrivent High Yield Portfolio II                                   $  25,000
Thrivent Income Portfolio                                          $ 100,000
Thrivent Limited Maturity Bond Portfolio                           $  35,000
Thrivent Money Market Portfolio                                    $  35,000
Thrivent Technology Portfolio                                      $  16,000
Thrivent Partner Small Cap Value Portfolio                         $  14,000
Thrivent Small Cap Stock Portfolio                                 $  25,000
Thrivent Small Cap Index Portfolio                                 $  40,000
Thrivent Mid Cap Stock Portfolio                                   $  15,000
Thrivent Mid Cap Index Portfolio                                   $  20,000
Thrivent Large Cap Stock Portfolio                                 $  35,000
Thrivent Large Cap Index Portfolio                                 $  70,000
Thrivent Real Estate Securities Portfolio                          $  18,000
Thrivent Balanced Portfolio                                        $  70,000
Thrivent Bond Index Portfolio                                      $  35,000
Thrivent Mortgage Securities Portfolio                             $  16,000
Thrivent Partner Mid Cap Value Portfolio                           $  18,000
Thrivent Aggressive Allocation Portfolio                           $  16,000
Thrivent Moderately Aggressive Allocation Portfolio                $  16,000
Thrivent Moderate Allocation Portfolio                             $  16,000
Thrivent Moderately Conservative Portfolio                         $  16,000